Exhibit 23.1






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 of Allegheny Teledyne Incorporated of our report dated January 22, 1997, with respect to the consolidated financial statements of Allegheny Teledyne Incorporated, previously incorporated by reference into Allegheny Teledyne Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities Exchange Commission.

                                          /s/ Ernst & Young LLP

Ernst & Young LLP
Pittsburgh, Pennsylvania
March 25, 1998